UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2006

ADVANCE NANOTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	011-15499	20-1614256
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Lexington Avenue, 29th Floor, New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 583-0080

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 7, 2006, Advance Nanotech, Inc. (the “Registrant”) entered into a Securities Purchase Agreement with its subsidiary, Owlstone Nanotech, Inc. ("Owlstone"), a Delaware corporation, pursuant to which it acquired an additional 152,080 shares of Owlstone’s common stock at a purchase price of $2.50 per share as part of a $1,250,500 private placement by Owlstone of its shares. After giving effect to the issuance of the shares in the private placement, Registrant owns approximately 56.67% of the common stock of Owlstone. The purchase price for the Outstone shares aquired by Registrant was paid by Reigistrant reducing the outstanding balance of $380,200 under that certain additional credit facility provided by Registrant to Owlstone in July 2006.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Securities Purchase Agreement dated as of September 6, 2006 between Advance Nanotech, Inc. and Owlstone Nanotech, Inc.

99.1	Press release dated September 7, 2006. (furnished but not filed for purposes of Section 18 under the Securities Exchange Act of 1934)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE NANOTECH, INC.

By: /s/ Magnus R. E. Gittins
Magnus R. E. Gittins
Chief Executive Officer

Dated: September 11, 2006

Exhibit Index

No.	Description

10.1	Securities Purchase Agreement dated as of September 6, 2006 between Advance Nanotech, Inc. and Owlstone Nanotech, Inc.

99.1	Press release dated September 7, 2006. (furnished but not filed for purposes of Section 18 under the Securities Exchange Act of 1934)

End of Filing